Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3  (No. 333-130818, 333-114542, and 333-128395) and Form S-8 (No. 333-119832) of Bimini Capital Management, Inc. of our reports dated March 30, 2009, relating to the consolidated financial statements, and the effectiveness of Bimini Capital Management’s internal control over financial reporting, which appear in this Form 10-K.

West Palm Beach, Florida	/s/BDO Seidman, LLP
March 30, 2009	Certified Public Accountants